STERLING VISION, INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                                  (Unaudited)
                     (In Thousands, Except Per Share Data)

                                     Three Months Ended      Six Months Ended
                                           June 30,               June 30,
                                      1996        1995        1996        1995
                                      ----        ----        ----        ----

PRIMARY EARNINGS (LOSS)

      Net income (loss)               $   (147)   $  1,164   $     11   $  2,031
                                      ========    ========   ========   ========

      Weighted average
        number of common
        shares outstanding              12,294       9,963     12,294      9,963

      Incremental shares
        based on the
        treasury stock
        method for stock
        options, using the
        average market
        price                               35        --           35       --
                                      --------    --------   --------   --------

      Weighted average
        number of common
        share and common
        share equivalents
        outstanding                     12,329       9,963     12,329      9,963
                                      ========    ========   ========   ========

      Primary earnings
        (loss) per common
        share                         $   (.01)   $    .12   $    .00   $    .20
                                      ========    ========   ========   ========

FULLY DILUTED EARNINGS (LOSS)*

      Net income (loss)               $   (147)   $  1,164   $     11   $  2,031
                                      ========    ========   ========   ========
      Weighted average
        number of common
        shares outstanding              12,294       9,963     12,294      9,963

      Incremental shares
        based on the
        treasury stock
        method for stock

        options, using the
        average market
        price                              223        --          223       --
                                      --------    --------   --------   --------

      Weighted average
        number of common
        share and common
        share equivalents
        outstanding                     12,517       9,963     12,517      9,963
                                      ========    ========   ========   ========
      Fully diluted
        earnings (loss)
        per common share              $   (.01)   $    .12   $    .00   $    .20
                                      ========    ========   ========   ========

* This calculation is submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.